Exhibit 3.2

BY-LAWS

OF

SOUTH JERSEY INDUSTRIES, INC.

ARTICLE I

OFFICES

Section 1.01.        Registered Office.  The registered office of the Corporation shall be located in the State of New Jersey.

Section 1.02.        Other Offices.  The Corporation shall also have offices at such other places both within and without the State of New Jersey as the Board of Directors may from time to time appoint and the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01.       Place of Meetings.  All meetings of the shareholders shall be held at such place, within or without the State of New Jersey, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02.      Date of Annual Meetings.  An annual meeting of the shareholders shall be held on a date within thirteen months after the organization of the Corporation and thereafter each calendar year within thirteen months after the date of the preceding annual meeting at on such day and at such time and place as the Board of Directors shall fix, at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.  Any business may be transacted at the annual meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise provided in these By-Laws, or by statute.

Section 2.03.       Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board or the President or a majority of the Board of Directors, or shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting, upon written request delivered to the Secretary of the Corporation.  Such request shall state the purpose or purposes of the proposed meeting.  Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not more than 60 days after the receipt of the request, as the Secretary may fix.  If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may issue the call.  Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

Section 2.04.        Notice.  Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be given either personally or by mail or by telegram at least 10 days nor more than 60 days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

Section 2.05.       List of Shareholders.  The officer or agent having charge of the transfer books for shares of the Corporation shall make and certify, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order within each class and series, with the address of each shareholder and the number of shares held by each, which list shall be kept on file at the registered or transfer agent’s office of the Corporation and shall be subject to inspection by any Shareholder in accordance with applicable law.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  Such list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders.

Section 2.06.       Quorum.  A shareholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present.  Unless provided otherwise by statute, the Certificate of Incorporation, or these By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall be requisite and shall constitute a quorum for the purpose of considering such matter.  The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  If a meeting of the shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine.  In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.  At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.07.      Voting.  When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.  Except as otherwise provided by statute, or in the Certificate of Incorporation, every shareholder of record shall have the right, at every shareholders’ meeting, to one vote for every share standing in his name on the books of the Corporation.  Every shareholder may vote in person or by proxy as provided by law.

Section 2.08.         Informal Action.  Except as otherwise provided by law, any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

Section 2.09.        Inspectors of Election.  In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors, who need not be shareholders, to act at such meeting or any adjournment thereof.  If Inspectors be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting.  No person who is a candidate for office shall act as a Judge.

Section 2.10.        Manner of Voting.  All elections and votes of shareholders shall be viva voce unless otherwise required by law, or unless any shareholder shall file with the Secretary of the meeting a written request that such election or vote shall be by ballot.

ARTICLE III

DIRECTORS

Section 3.01.       Number of Directors.  The Board of Directors shall consist of not less than one or no more than ten directors, as shall be determined from time to time by resolution of the Board of Directors subject to the power of the shareholders to change such action of the Directors.  The first Board of Directors shall consist of one (1) member.

Section 3.02.         Election.  The directors shall be elected at the annual meeting of shareholders, except as provided herein and in Section 3.03 of this Article, and each director elected shall hold office until his successor is elected and qualified.  Directors need not be shareholders, nor residents of the State of New Jersey.

Section 3.03.        Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the remaining members of the board, though less than a quorum, and each person so elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

Section 3.04.        Powers.  The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or re-quired to be exercised or done by the shareholders.

Section 3.05.       Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of New Jersey.

Section 3.06.       First Meeting.  The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders at which such directors are elected and no notice of such meeting shall be necessary or the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.  At such regular annual meeting the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year and may transact any other business.

Section 3.07.        Regular Meetings.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be designated by the directors.

Section 3.08.        Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or President on two business days’ notice to each director, either given personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the President or the Secretary in like manner and on like notice on the written request of two directors.

Section 3.09.       Quorum.  At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors at a meeting at which a quorum shall be the acts of the Board of Directors.  If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

Section 3.10.       Conference Telephone.  One or more directors may participate in a meeting of the Board of Directors (or a committee hereof) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 3.11.        Informal Action.  Any action which may be taken at a meeting of the directors or the members of the executive committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all the directors or the members of the executive committee, as the case may be, and shall be filed with the secretary of the Corporation.

Section 3.12.        Committees.  The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation.  Vacancies in the membership of any committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors.  Each Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.13.      Compensation.  Directors, as such, shall not receive any stated salary for their services but, by resolution of the Board of Directors, a fixed sum, and expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board of Directors or at meetings of the Executive Committee.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS AND AGENTS

Section 4.01.       Titles.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.  The board may also elect, at its discretion, a Chairman of the Board, one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers, agents, trustees and fiduciaries as it shall deem appropriate, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  The Chairman of the Board, President and Secretary shall be natural persons of full age; the Treasurer may be a corporation but, if a natural person, shall be of full age.  Any number of the aforesaid offices may be held by the same person.

Section 4.02.        Election of Officers.  The Board of Directors, immediately after each annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer, who need not be members of the Board of Directors.

Section 4.03.        Salaries.  The salaries of the executive officers of the Corporation shall be fixed by the Board of Directors.  The President shall fix the compensation of all other officers, agents and employees of the Corporation.

Section 4.04.       Terms of Office.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

ARTICLE V

DUTIES OF OFFICERS

Section 5.01.       Chairman of the Board.  The Chairman of the Board, if any, shall have such powers and perform such duties as may be assigned to him by the Board of Directors.

Section 5.02.     President.  Unless provided otherwise by the Board of Directors, the President shall be the chief executive officer of the Corporation; shall preside at all meetings of the shareholders and the Board of Directors; shall have general and active management of the business of the Corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 5.03.       Vice Presidents.  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.04.         Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.  He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature.

Section 5.05.        Assistant Secretaries.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.06.         Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.07.      Assistant Treasurers.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

SHARES OF CAPITAL STOCK

Section 6.01.       Right to Certificate.  Every shareholder of record of fully paid stock shall be entitled to a share certificate representing the shares owned by him.

Section 6.02.        Form of Certificate.  Share certificates shall be in such form as may be required by law and prescribed by the Board of Directors.  Every share certificate shall state that the Corporation is organized under the laws of the State of New Jersey and shall show the name of the registered holder, the number and class of shares and the series, if any, represented thereby, and the par value of each share or a statement that such shares are without par value.  Every share certificate shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal, which may be a facsimile, either engraved or printed.  Where a certificate is signed by a transfer agent or a registrar, the signature of any such corporate office may be a facsimile, engraved or printed.  If any officer whose signature appears on such certificate shall cease to be such officer of the Corporation for any reason, such certificate may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person had not ceased to be such officer of the Corporation.

Section 6.03.        Statements Setting Forth Rights.  When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.  The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

Section 6.04.       Transfers of Stock.  Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation only upon delivery of the certificates representing the same duly endorsed by the person in whose name such shares are registered or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  In all cases of transfer by an attorney, the original letter of attorney, duly approved or an official copy thereof, duly certified, shall be deposited and remain with the Corporation.  In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Corporation in its discretion.

Section 6.05.       Lost and Destroyed Certificates.  New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity as the Board of Directors or the transfer agent of the corporation form time to time may determine.

Section 6.06.        Record Date.  Unless otherwise required by law, the Board of Directors may fix a time, not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders, or not more than 60 day prior to the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or entitled to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares.  In any such case only such shareholders as shall be shareholders of record on the day fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise any such rights in respect to any such change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date so fixed.  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, but not to exceed, in any case, 60 days and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice.  While the stock transfer books are closed, no transfer of shares shall be made thereon.  Unless such a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the Corporation within 10 days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

DIVIDENDS

Section 7.01.     Declaration of Dividends.  Dividends upon the shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in its bonds, or in its shares, or in other property including shares or bonds of other corporations, subject to the provisions of the Certificate of Incorporation and applicable statute.

Section 7.02.        Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

Section 8.01.       Right to Indemnification. The Corporation shall indemnify any corporate agent against his expenses and liabilities in connection with any proceedings involving the corporate agent by reason of his being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified; and (b) the power to do so has been or may be granted by statute; and for this purpose the Board of Directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

Section 8.02.        Prepayment of Expenses. To the extent that the power to do so has been or may be granted by statute, the Corporation shall pay expenses incurred by a corporate agent in connection with a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such corporate agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided by statute.

Section 8.03.        Indemnification Not Exclusive. This indemnification shall not be exclusive of any other rights to which a corporate agent may be entitled, both as to any action in his official capacity or as to any action in another capacity while holding such office, and shall inure to the benefits of the heirs, executors or administrators of any such corporate agent.

Section 8.04.     Insurance and Other Indemnification. The Board of Directors shall have the power to (a) purchase and maintain, at the Corporation’s expense, insurance on behalf of the Corporation and on behalf of others to the extent that power to do so has been or may be granted by statute and (b) give other indemnification to the extent permitted by law.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01.     Financial Reports.  The Board of Directors shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether such reports shall be audited or accompanied by the report of an independent or certified public accountant.

Section 9.02.        Corporate Seal.  The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

Section 9.03.        Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.04.       Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.05.       Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes, Certificate of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting.

ARTICLE X

AMENDMENTS

Section 10.01.      Amendments.  These By-Laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject to any provision in the certificate of incorporation reserving to the shareholders the power to adopt, amend, or repeal by-laws, but by-laws made by the Board may be altered or repealed and new by-laws made by the shareholders.  The shareholders may prescribe that any by-law made by them shall not be altered or repealed by the Board.